SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

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                          PEOPLES BANCORPORATION, INC.
                              1818 East Main Street
                          Easley, South Carolina 29641

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of Peoples Bancorporation, Inc. to be held at _________ EST, on December ___, 2008, at Peoples Bancorporation, Inc. 1818 East Main Street, Easley, South Carolina 29641.

         This important meeting is being held for the following purposes:

         1. Creation of a New Class of Capital Stock. To vote on an amendment to our Articles of Incorporation to authorize the issuance of 15 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors.

         2. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

         The purpose of the amendment to our Articles of Incorporation is to increase the types of equity instruments we may use to raise capital, and to cause us to be eligible to participate in the U.S. Department of the Treasury's Capital Purchase Program under the Emergency Economic Stability Act of 2008. We are proposing the amendment because our Board of Directors has concluded, after careful consideration, that it is in the best interest of our Company for the Board of Directors to be given the authority to issue preferred stock with terms set by the Board of Directors on short notice, especially during periods of unsettled economic conditions such as national and international markets are currently experiencing. Although our current capital position continues to be strong, our Board of Directors believes that it is prudent to prepare for the possibility that a need for additional capital could arise unexpectedly. OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR ARTICLES OF INCORPORATION. We encourage you to read carefully the Proxy Statement and attached appendices.

         Shareholders are or may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act if: (i) you do not vote in favor of the proposed amendment to our Articles of Incorporation, (ii) you elect to dissent, and perfect your dissenters' rights, (iii) the amendment to our Articles of Incorporation is approved by our shareholders, and (iv) we make the required filing to amend our Articles of Incorporation. If you comply with the statutory requirements to perfect your dissenters' rights, you will be entitled to receive the "fair value" of your shares. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix A to the enclosed Proxy Statement. You must strictly comply with the above requirements in order to exercise your dissenters' rights. Please read Chapter 13 of the South Carolina Business Corporation Act and the section entitled "Dissenters' Rights" beginning on page ___ of the Proxy Statement in its entirety for complete disclosure about your dissenters' rights. We encourage you not to exercise your dissenters' rights because doing so will reduce our capital, and would thus be contrary to the purpose of the amendment to our Articles of Incorporation, which is to facilitate our ability to raise capital. Should dissenters' rights be exercised for a substantial number of shares, our Board of Directors will make a judgment as to whether it is in our best interest to proceed with the amendment or abandon it.

         Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return your proxy, or such other document as your broker or other nominee instructs you to use if your shares are held in "street name," promptly in the enclosed pre-addressed, postage-paid envelope. If you are a record shareholder and attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

         On behalf of our Board of Directors, I would like to express our appreciation for your continued loyal support of our Company.

                                      Sincerely,


                                      R. Riggie Ridgeway
                                      Chief Executive Officer

                             Peoples Bancorporation
                              1818 East Main Street
                          Easley, South Carolina 29641

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of the Shareholders of Peoples Bancorporation, Inc. will be held at the offices of Peoples
Bancorporation, Inc. at 1818 East Main Street, Easley, South Carolina, on_____________, December ___, 2008, at _________, for the following purposes:

         (1) To vote on an amendment to our Articles of Incorporation to authorize the issuance of 15 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors; and

         (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on November ___, 2008, are entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting.

         Shareholders are or may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act if: (i) you do not vote in favor of the proposed amendment to our Articles of Incorporation, (ii) you elect to dissent, and perfect your dissenters' rights, (iii) the amendment to our Articles of Incorporation is approved by our shareholders, and (iv) we make the required filing to amend our Articles of Incorporation. Please see Chapter 13 of the South Carolina Business Corporation Act, which is attached as Appendix A to the accompanying Proxy Statement, and the section entitled "Dissenters' Rights" beginning on page __ of the accompanying Proxy Statement for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the amendment to our Articles of Incorporation.

         You are cordially invited and urged to attend the Special Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, OR SUCH OTHER DOCUMENT AS YOUR BROKER OR OTHER NOMINEE INSTRUCTS YOU TO USE IF YOUR SHARES ARE HELD IN "STREET NAME," IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. If you need assistance in completing your proxy, please call the Company at
(864)859-2265. If you are the record owner of your shares and attend the Special Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by the record owner of shares at any time before it is exercised by giving notice of revocation to our Corporate Secretary, or by returning a properly executed proxy with a later date at or before the meeting. If your shares are held in "street name" by your broker, you must follow the instructions you will receive from your broker to change or revoke your proxy.

         We do not know of any other matters to be presented at the Special Meeting, but if other matters are properly presented, the persons named as proxy agents will vote on such matters in their discretion.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION PRESENTED ABOVE.

                                           By Order of the Board of Directors


November ___, 2008                         R. Riggie Ridgeway
                                           Chief Executive Officer

                             Peoples Bancorporation
                              1818 East Main Street
                          Easley, South Carolina 29641

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

         We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. for use at a Special Meeting of Shareholders to be held on ___________, December ___, 2008 at _________ at Peoples Bancorporation, Inc. 1818 East Main Street, Easley, South Carolina, and at any adjournment or adjournments thereof. Throughout this Proxy Statement, we use terms such as "we," "us," "our," "our Company," and the "Company," to refer to Peoples Bancorporation, Inc. and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Special Meeting is attached to this Proxy Statement and a form of proxy is enclosed. We first began mailing this Proxy Statement to shareholders on or about November ___, 2008. We are paying the costs of this solicitation of proxies and other expenses associated with the Special Meeting of Shareholders. The only method of solicitation we will use, other than the mail, is personal contact, including by telephone, or other electronic means by our directors, officers and regular employees, who will not be specially compensated. We intend to request that brokerage houses, nominees, fiduciaries and other custodians forward solicitation materials to beneficial owners of our common stock and obtain their voting instructions, if necessary, and we will reimburse them for their expenses.

                             PURPOSE OF THE MEETING

         The purpose of the Special Meeting of Shareholders is to vote on an amendment to our Articles of Incorporation to authorize the issuance of 15 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors, and to act upon such other matters as may properly come before the meeting or any adjournment thereof. We sometimes refer to the amendment to our Articles of Incorporation described above as the "Amendment."

Reasons for the Amendment

         Our existing Articles of Incorporation only allow us to issue one class of stock - common stock. We propose to amend the Articles of Incorporation to allow us to issue up to 15 million shares of preferred stock in addition to the 15 million shares of common stock already authorized by our Articles of Incorporation. If the Amendment is approved, our Board of Directors will be authorized to set the preferences, limitations and relative rights, within legal limits, of the class of preferred stock or one or more series within the class of preferred stock, and will have the authority to issue preferred stock at any time it deems it appropriate to do so.

         Amending our Articles of Incorporation to authorize the issuance of preferred stock will provide our Board of Directors with much greater flexibility in raising capital that will enable us and our bank subsidiaries to meet our various capital requirements and to respond to unanticipated circumstances that could adversely affect our capital positions. Although we are currently well capitalized and have not experienced many of the problems currently besetting our industry, we face the challenges of a weak economy and real estate market. Accordingly, there can be no assurance that we will not have a need for additional capital in the future. Thus, our Board believes it is in our interest to be prepared to respond quickly to such situations should the need arise.

         Our timing for seeking to amend the Articles of Incorporation is occasioned by the U. S. Department of the Treasury's creation of a Capital Purchase Program under the authority of the recently enacted Emergency Economic Stabilization Act of 2008. The program permits eligible institutions to sell senior preferred stock to the Treasury. If we had a class of preferred stock, we would be eligible to participate in the program, which is why we are seeking approval of the Amendment at this time. The program outlines numerous requirements and conditions for the sale of the preferred stock, which are discussed in more detail under the caption "Description of Capital Stock - Preferred Stock - Proposed Issuance of Senior Preferred Stock." Included among the conditions is a requirement that an application to sell the preferred stock be made by November 14, 2008, and that all required documentation be completed within 30 days after receiving preliminary approval. We believe approval of the proposed Amendment at the Special Meeting would allow us to meet that deadline. We cannot, however, provide any assurances that our application will be accepted.

         Although we have not made a final decision to participate in the program if the Amendment is approved, our Board of Directors currently believes that participation could be in our best interest. The additional capital that would be obtained by selling preferred stock to the Treasury would provide additional protection against an unanticipated event or series of events that might erode our capital to levels below regulatory requirements. If our capital were to erode to levels below regulatory requirements, we or our banks could be exposed to strenuous corrective measures, which could severely impair our ability to do business. Thus, although participation in the program will entail a level of cost, it should provide us with a level of protection against a disastrous situation.

         Whether or not we participate in the Capital Purchase Program, if the Amendment is approved, our Board of Directors will be authorized to issue preferred shares at any time it deems it appropriate to do so, and will be authorized to set the preferences, limitations and relative rights, within legal limits, of such stock.

Our Board of Directors believes the Amendment is in the best interest of our Company, and unanimously recommends that you vote "FOR" the Amendment.

                                VOTING PROCEDURES

Quorum

         You are only entitled to notice of and to vote at the Special Meeting if you were a record shareholder of our common stock on November____, 2008 (the "record date"). On that date, we had outstanding _________ shares of our common stock, no par value per share. Each share outstanding will be entitled to one vote upon each matter submitted at the meeting.

         A majority of the shares entitled to be voted at the Special Meeting constitutes a quorum. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Special Meeting.

         If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Vote Required and Method of Counting Votes

         If a quorum is present at the Special Meeting, the Amendment will require the affirmative vote of two-thirds of our outstanding common stock, or at least _________ shares. Our directors and executive officers own approximately __% of our outstanding shares, and they have indicated that they intend to vote their shares "FOR" the Amendment. If a quorum is present, all other matters that may be considered and acted upon at the Special Meeting will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.

         Only  shares   affirmatively  voted  for  approval  of  the  Amendment,
including  proxies  properly  executed  by  shareholders  of record  that do not


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

contain voting instructions, will be counted in favor of the proposal. A record shareholder's failure to execute and return a proxy card or otherwise to vote at the special meeting will have the same effect as a vote "AGAINST" the Amendment. If a record shareholder abstains from voting, the abstention will also have the effect of a vote "AGAINST" the Amendment. Additionally, failure of a shareholder whose shares are held in "street name" to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote "AGAINST" the Amendment.

         Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in "street name," and return it promptly in the enclosed, postage-paid envelope.

Voting by Record Shareholders

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, your proxy will be voted "FOR" approval of the Amendment. If you are a shareholder of record, you can also attend the Special Meeting and vote in person.

Voting by Shareholders whose Shares are held in "Street Name"

         If you hold your shares in "street name" with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in "street name, " you may attend the Special Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

         Brokers or other nominees will not have the authority to vote shares they hold for you in "street name" on the Amendment unless you give them specific instructions on how to vote following the directions they have provided to you with this Proxy Statement. Although valid proxies submitted by brokers or other nominees that hold shares in "street name" as record owners and as to which no vote is marked (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Special Meeting for purposes of determining a quorum, the shares will not be voted on the Amendment, and will have the same effect as votes "AGAINST" the Amendment.

Revocation of Proxy by Record Shareholder

         If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

          o by mailing an instrument revoking the proxy to: Corporate Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641, or by delivery of such an instrument to our Corporate Secretary at 1818 East Main Street, Easley, South Carolina 29640;

          o    by submitting a proxy having a later date;

          o by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

          o by giving notice of such revocation in an open meeting of the shareholders.

         Your attendance at the Special Meeting will not in itself, constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used.


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

Revocation of Proxy by Shareholders whose Shares are held in "Street Name"

         If you hold your shares in "street name" with a broker or other nominee, you may change or revoke your proxy instructions only by submitting new voting instructions to the broker or other nominee in accordance with the procedures provided by the broker or other nominee.

Actions to be Taken by the Proxies

         Our Board of Directors selected the persons named as proxy agents on the enclosed proxy form. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. If you are a shareholder of record and you return a properly executed proxy card that does not contain voting instructions, the proxy agents will vote your shares "FOR" approval of the Amendment to our Articles of Incorporation. Our Board of Directors is not aware of any other matters that may be presented for action at the Special Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                       EFFECTIVENESS OF PROPOSED AMENDMENT

         If the proposed Amendment is approved the affirmative vote of two-thirds of the shares of our common stock outstanding on the record date, the Amendment will become effective if, and when, Articles of Amendment are filed with the Secretary of State of South Carolina. Approval of the Amendment by the shareholders will not require that the Articles of Amendment be filed, and our Board of Directors may decide to abandon the Amendment after shareholder approval. Should dissenters' rights be exercised for a substantial number of shares, our Board of Directors will make a judgment as to whether it is in the best interest of the Company to proceed with filing the Articles of Amendment or to abandon the Amendment. In making its judgment, the Board of Directors will take into consideration the negative impact on the Company's capital and cash resources of paying dissenters the fair value of their shares. Because such impact is completely at odds with the purpose of the Amendment, the Board of Directors encourages shareholders not to exercise dissenters rights, which are discussed below.

                               DISSENTERS' RIGHTS

         If the Amendment is approved by shareholders and becomes effective, and if you comply with the requirements of Sections 33-13-101 et seq. of the South Carolina Business Corporation Act (SCBCA"), you have the right to dissent to adoption of the Amendment and receive the fair value of your shares in cash. As discussed above under the caption "Effectiveness of Proposed Amendment," the Amendment will become effective only if (i) it is approved by our shareholders and (ii) Articles of Amendment to our Articles of Incorporation are filed with the South Carolina Secretary of State. Accordingly, even if our shareholders approve the Amendment, if we decide not to file the Articles of Amendment, the Amendment will not become effective, and you will not be entitled to be paid the fair value of your shares.

         The discussion below summarizes the provisions of Sections 33-13-101 et seq. of the SCBCA, but it does not grant you any rights that are not provided by the SCBCA. Your only rights of dissent are those provided by Sections 33-13-101 et seq. of the SCBCA, a copy of which is included as Appendix A to this Proxy Statement.

         Pursuant to the provisions of Sections 33-13-101 et seq. of the SCBCA, if the Amendment becomes effective, you will only be entitled to receive the fair value of your shares if you:

          o prior to the vote at the Special Meeting with respect to the approval of the Amendment, give us written notice of your intent to demand payment for your shares of our common stock (hereinafter referred to as "shares") if the Amendment becomes effective;

          o do not vote in favor of the Amendment, provided that a vote in favor of the Amendment cast by the holder of a proxy solicited by us will not disqualify a shareholder from demanding payment for his shares; and



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

          o    comply with the statutory requirements summarized below.

         If you perfect your dissenters' rights, you will receive the fair value of your shares determined as of the effective date of the Amendment.

         If you are a record shareholder, you may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify us in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

         If you are a beneficial owner of shares but do not hold your shares of record in your name, you may assert dissenters' rights as to shares held on your behalf only if you dissent with respect to all shares of which you are the beneficial shareholder or over which you have power to direct the vote, and you must notify us in writing of the name and address of the record shareholder of the shares, if known to you.

         Voting against the Amendment will not satisfy the written demand requirement. In addition to not voting in favor of the Amendment, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Amendment is effected. Such written notice should be addressed to Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640, Attention: Corporate Secretary.

         If our shareholders approve the Amendment at the Special Meeting, we must deliver a written dissenters' notice (the "Dissenters' Notice") to all of our shareholders who have satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the Amendment and must:

          o state where and when dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

          o inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

          o supply a form for demanding payment that includes the date of the first announcement of the terms of the Amendment and requires the person asserting dissenters' rights (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;

          o set a date by which we must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered) and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and

          o be accompanied by a copy of Sections 33-13-101 et seq. of the SCBCA.

         A shareholder who receives the Dissenters' Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date of announcement of the terms of the Amendment as set forth in the Dissenters' Notice, and deposit such holder's certificates in accordance with the terms of the Dissenters' Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by effectiveness of the Amendment. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the SCBCA.

         We may restrict the transfer of uncertificated shares from the date we receive the demand for payment for them until the Amendment becomes effective or the restrictions are released as discussed below.

         Except as described below, we must upon the effective date of the Amendment, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount we estimate to be the fair value of the shares, plus accrued interest. Our payment must be accompanied by:

          o our balance sheet, income statement and statement of changes in shareholders' equity as of the end of the fiscal year ending not more than 16 months before the date of payment, and interim financial statements, if any;

          o our estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          o    an explanation of how the interest was calculated;

          o a statement of the dissenter's right to demand additional payment under the SCBCA; and

          o    a copy of Sections 33-13-101 et seq. of the SCBCA.

         If the Amendment does not become effective within 60 days after the date set for demanding payment and depositing share certificates, we must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. We must send a new Dissenters' Notice if the Amendment becomes effective after the return of certificates and repeat the payment demand procedure described above.

         A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate (less any payment made under the procedure described above) (the "Additional Payment"), if:

          o he or she believes that the amount we paid is less than the fair value of his or her shares or that we have calculated incorrectly the interest due;

          o we fail to make payment within 60 days after the date set for demanding payment; or

          o we, having failed to cause the Amendment to become effective, do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         A dissenting shareholder waives his or her right to demand the Additional Payment unless he or she notifies us of his or her demand in writing within 30 days after we make payment for his or her shares.

         If a demand for Additional Payment remains unsettled, we must commence a proceeding in the Court of Common Pleas of Pickens County, South Carolina, within 60 days after receiving the Additional Payment demand and must petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within those 60 days, we must pay each dissenting shareholder whose demand for Additional Payment remains unsettled the amount demanded. We are required to make all dissenting shareholders whose demands for Additional Payment remain unsettled parties to the proceeding and serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount we paid.

         The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against us, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court also may assess the fees and expenses of attorneys and experts for the respective parties against us if the court finds we did not substantially comply with the requirements of specified provisions of the SCBCA, or against either us or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the dissenters' rights provided by the SCBCA.

         If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against us, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce our statutory liability for our failure to commence an appraisal proceeding within the 60 day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters' counsel against us and in favor of the dissenters.

         This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Sections 33-13-101 et seq. of the SCBCA, included as Appendix A to this Proxy Statement. If you intend to dissent from approval of the Amendment, you should review carefully the text of Appendix A and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Five Percent Beneficial Owners

         The following table shows information as of September 30, 2008 about persons who are known to us to own beneficially more than five percent of our outstanding common stock.


                                        Amount and Nature of       Percent of
Name and Address                        Beneficial Ownership          Class
----------------                        --------------------          -----

Robert E. Dye, Jr. (1)                         480,220                6.79%
P. O. Box 1989
Easley, South Carolina 29641

Alexander C. Dye (2)                           458,832                6.49%
P. O. Box 1989
Easley, South Carolina 29641

(1) Includes 221,732 shares owned by Mr. Dye's wife and 21,364 shares held as custodian for Mr. Dye's minor children.
(2) Includes 193,486 shares owned by Mr. Dye's wife, 34,483 shares owned jointly with Mr. Dye's wife, and 24,891 shares held as custodian for Mr. Dye's minor children.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows information as of September 30, 2008 about shares of our common stock beneficially owned by each of our directors and executive officers. Except as otherwise indicated, to management's knowledge, all shares are owned directly with sole voting power.


                                                  Amount and Nature
         Name (and address of 5%                    of Beneficial                    Exercisable                Percent
            Beneficial Owner)                         Ownership                   Stock Options(1)            Of Class(2)
----------------------------------                ------------------              ----------------            -----------

Paul C. Aughtry, III (3)                                56,892                               500                 0.81%
Charles E. Dalton  (4)                                  38,553                             4,318                 0.55%
Robert E. Dye, Jr. (5)                                 480,220                             5,883                 6.79%
    P. O. Box 1989
    Easley, South Carolina 29641

W. Rutledge Galloway (6)                               171,535                                 0                 2.43%
R. David Land                                           20,942                             7,177                 0.30%
E. Smyth McKissick, III                                163,629                             4,318                 2.31%
Eugene W. Merritt, Jr. (7)                              54,097                             4,318                 0.77%
George B. Nalley, Jr. (8)                              171,811                                 0                 2.43%
George Weston Nalley                                    29,365                             1,576                 0.42%
Timothy J. Reed                                          5,750                               500                 0.08%
R. Riggie Ridgeway (9)                                 115,383                                 0                 1.63%
William R. Rowan, III                                    5,747                             1,025                 0.08%
D. Gray Suggs                                            3,128                             1,025                 0.04%
A. J. Thompson, Jr., M.D. (10)                         188,884                                 0                 2.67%
William B. West (11)                                    37,102                                 0                 0.53%
L. Andrew Westbrook, III (12)                           18,818                             7,955                 0.27%

All directors and executive officers as a            1,561,856                            38,595                21.99%
group (17 persons)

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Shares represented by these options are also included in the column showing the number of shares of common stock beneficially owned.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(3)  Includes 472 shares owned by Mr. Aughtry's wife.
(4)  Includes 3,657 shares owned jointly with Mr. Dalton's wife.
(5) Includes 221,732 shares held by Mr. Dye's wife and 21,364 shares held as custodian for Mr. Dye's minor children.
(6)  Includes 77,343 shares owned jointly with Mr. Galloway's wife.
(7) Includes 14,675 shares owned jointly with Mr. Merritt's wife and 6,869 shares held by Mr. Merritt's wife.
(8) Includes 29,452 shares owned by Mr. Nalley's wife and an aggregate of 57,878 shares held in two trusts administered by Mr. Nalley.
(9)  Includes 22,380 shares held jointly with Mr. Ridgeway's wife.

(10) Includes 41,308 shares held by Dr. Thompson's wife and 25,558 shares held by Dr. Thompson's son.
(11) Includes 17,364 shares owned jointly with Mr. West's wife.
(12) Includes 210 shares owned by Mr. Westbrook's wife and 525 shares held as custodian for Mr. Westbrook's minor children.


                          DESCRIPTION OF CAPITAL STOCK

Common Stock

Capitalization

         We currently have 15,000,000 shares of authorized voting common stock, $1.11 par value per share. As of the record date, we had ___________ shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable.

General voting requirements

         The holders of our common stock are entitled to one vote per share in all proceedings in which action shall be taken by our shareholders, and have sole voting control over the Company. Our Board is divided into three classes, which are as nearly equal in number as possible. Approximately one-third of our directors are elected each year and directors serve there-year terms. Directors are elected by a plurality of the votes cast by shares present and entitled to vote at a meeting at which a quorum is present. Except for such greater voting requirements as may be required by law or our Articles of Incorporation, as discussed below under the caption "Additional Rights of our Common Stock and Preferred Stock," all other matters acted upon by the shareholders will be approved if a quorum is present and the number of shares voted in favor of the matter exceeds the number of shares voted against the matter. Our common stock has cumulative voting rights.

         In the event any issue of preferred stock is entitled to vote, the common stock would vote together with the preferred stock, unless the matter being voted on would change the rights of the preferred stock, or the matter to be voted on was unique to the preferred stock, in which case it would vote as a separate group.

Dividend Rights

         We paid dividends in the amount of $0.20 per share to all holders of common stock in 2006, $0.20 per share in 2007, and $0.15 per share to date in 2008. We are not required to pay any dividends on our common stock. The holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends. Under South Carolina law, we may legally declare or pay dividends only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities. Our principal source of funds with which to pay cash dividends is cash dividends our subsidiary banks pay to us. The National Bank Act and related regulations restrict the amount of cash dividends the banks can pay to us, and the banks' payment of cash dividends to us may be subject to the prior approval of the Office of the Comptroller of the Currency.

         If the Amendment is approved, the payment of any dividends on our common stock may be subject to the rights granted to holders of any shares of the preferred stock we issue, for example, as discussed below under the caption "Preferred Stock - Senior Preferred Stock - Dividend Rights."

 No Preemptive Rights

         Our shareholders do not have preemptive rights with respect to the issuance of additional shares, options or rights to any class of our stock. As a result, the directors may sell additional authorized shares of our common stock without first offering them to existing shareholders and giving them the opportunity to purchase sufficient additional shares to prevent dilution of their ownership interests.

Rights upon liquidation

         In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, then, if the Amendment is effective, to any issued preferred stock with a liquidation preference, and then pro rata to the holders of our common stock.

Conversion; Redemption; Sinking Fund

         None of our common stock is convertible, has any redemption rights or is entitled to any sinking fund.

Preferred Stock

         Our Articles of Incorporation do not currently authorize us to issue any shares of preferred stock. The Amendment to our Articles of Incorporation that you will consider at the Special Meeting will provide for the authorization of 15,000,000 shares of preferred stock.

         If the Amendment is approved, our Board of Directors would have the authority, without approval of our shareholders, from time to time to authorize the issuance of preferred stock in one or more series with such preferences, limitations and relative rights, within legal limits, and for such consideration as our Board of Directors may determine.

         Although our Board of Directors has no intention at the present time of doing so, it could cause the issuance of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, our shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Proposed Issuance of Senior Preferred Stock

         If the Amendment is approved, we currently plan to apply to participate in the U.S. Department of the Treasury's Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 ("EESA"). We do not know the exact terms of our potential participation at this time. However, the Treasury has published a term sheet which sets out the terms of the program as it was contemplated by the Treasury on October 14, 2008. Although the terms of our participation, if any, could change, if our application is accepted and we participate as described in the term sheet, we would issue between approximately 4,000 and 14,000 shares of Senior Preferred Stock and warrants (as described below) to the Treasury for proceeds between approximately $4 million and $14 million.

Preferences, Limitations and Relative Rights of the Senior Preferred Stock

         The Senior Preferred Stock would have the following preferences, limitations and relative rights.

         Dividend Rights. The Senior Preferred Stock will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of issue and thereafter at a rate of 9% per annum.

         Redemption Provisions. Senior Preferred Stock may not be redeemed for a period of three years from the date of issue, except with the proceeds from a cash sale of common or preferred stock which results in aggregate gross proceeds to us of not less than 25% of the issue price of the Senior Preferred Stock. After the third anniversary of the date of issue, the Senior Preferred Stock may be redeemed, in whole or in part, at any time and from time to time, at our option. All redemptions of the Senior Preferred Stock will be at 100% of its issue price, plus any accrued and unpaid dividends, and will be subject to the approval of the Federal Reserve.

         Voting Rights. The Senior Preferred Stock will be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Stock, (ii) any amendment to the rights of Senior

Preferred Stock, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Stock. If dividends on the Senior Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred Stock will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

         Liquidation Rights. The Senior Preferred Stock will have a liquidation preference of $1,000 per share which must be paid before the common stock receives any proceeds of a liquidation.

         Restrictions on Dividends. For as long as any Senior Preferred Stock is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking equally with the Senior Preferred Stock, or common shares (other than, in the case of equally preferred shares, dividends on a pro rata basis with the Senior Preferred Stock), nor may we repurchase or redeem any junior preferred shares, preferred shares ranking equally with the Senior Preferred Stock or common shares, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Stock are fully paid . The Treasury's consent will be required for any increase in common stock dividends per share until the third anniversary of the date of issue unless, prior to such third anniversary, the Senior Preferred Stock is redeemed in whole or the Treasury has transferred all of the Senior Preferred Stock to third parties.

         Repurchases. The Treasury's consent will be required for any share repurchases (other than (i) repurchases of the Senior Preferred Stock and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of issue unless, prior to such third anniversary, the Senior Preferred Stock is redeemed in whole or the Treasury has transferred all of the Senior Preferred Stock to third parties. In addition, there may be no share repurchases of junior preferred shares, preferred shares ranking equally with the Senior Preferred Stock, or common shares if prohibited as described above under "Restrictions on Dividends."

Additional Terms of Participation in the Capital Purchase Program

         Additional terms that would apply to us as a result of participation in the program include the following.

Transferability

         We will be required to file a shelf registration statement covering the Senior Preferred Stock as promptly as practicable after the date of issue and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. We will also grant to the Treasury piggyback registration rights for the Senior Preferred Stock and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred Stock including, if requested by the Treasury, using reasonable efforts to list the Senior Preferred Stock on a national securities exchange. If requested by the Treasury, we will appoint a depositary to hold the Senior Preferred Stock and issue depositary receipts.

Executive Compensation

         As a condition to the closing of issue, we and our senior executive officers covered by EESA must modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as Treasury holds any of our equity or debt securities, we will agree to be bound by the executive compensation and corporate governance requirements of
Section 111 of EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of issue to carry out the provisions of such subsection. As an additional condition to closing, we and our senior executive officers covered by EESA must grant to the Treasury a waiver releasing the Treasury from any claims that we and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of issue to carry out the provisions of such subsection.

Warrants

         In addition to the shares of Senior Preferred Stock, we must also issue to the Treasury, for no additional consideration, warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the Senior Preferred Stock amount on the date of issue, subject to reduction as set forth below. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, will be the market price for the common stock on the date of the Senior Preferred Stock issue (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The warrants will have a ten year term and be immediately exercisable, in whole or in part. The Treasury may only transfer or exercise an aggregate of one half of the warrants prior to the earlier of (i) the date on which we have received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred Stock from one or more cash sales of our common stock or another issue of our preferred stock and
(ii) December 31, 2009. We will be required to file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of issue and, if necessary, must take all action required to cause such shelf registration statement to be declared effective as soon as possible. We will also be required to grant to the Treasury piggyback registration rights for the warrants and the common stock underlying the warrants and take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. We will also apply for the listing of the common stock underlying the warrants on any national exchange on which our common stock is traded and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

         The Treasury will agree not to exercise voting power with respect to any shares of our common stock issued to it upon exercise of the warrants.

         In the event that we have received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred Stock from one or more cash sales of our common stock or another issue of our preferred stock on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the Treasury will be reduced by a number of shares equal to one half of the number of shares originally underlying the warrants (taking into account all adjustments).

         In the event that our common stock is not listed or traded on a national securities exchange or securities association, the warrants will be exchangeable, at the option of the Treasury, for senior term debt or another economic instrument or security of ours such that the Treasury is appropriately compensated for the value of the warrants, as determined by the Treasury.

No Assurances as to Issuance of Preferred Stock

         We have not yet applied to participate in the Capital Purchase Program and may decide not to do so. Even if we do apply, our application may not be accepted or it may not be accepted on the terms described above. We may also issue preferred stock whether or not we participate in the Capital Purchase Program. Accordingly, there can be no assurance that any preferred stock will ever be issued by us and, if any is, what its terms will be.

Additional Rights of our Common Stock and Preferred Stock

Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution

         Our Articles of Incorporation provide that, in addition to the two-thirds vote typically required by South Carolina corporate law to effect certain major corporate actions with prior stockholder approval, we may not effect a merger or consolidation, sale or other disposition of all or substantially all of our assets or dispose of by any means all or substantially all of the stock or assets of any of our subsidiaries (collectively referred to as a "Business Combination") if the transaction involves a ten percent beneficial stockholder ("Major Stockholder"), unless one of four additional requirements is met: (1) the Business Combination is approved by a majority of our Board of Directors prior to the Major Stockholder becoming a Major Stockholder; (2) the Major Stockholder obtains the unanimous prior approval of our Board of Directors to become a Major Stockholder and the Business
Combination is approved by a majority of our Directors who were directors immediately prior to the time that the Major Stockholder became a Major

Stockholder ("Continuing Directors"); (3) the Business Combination is approved by our Board of Directors, including at least 80% of our Continuing Directors; or (4) the Business Combination is approved by at least 80% of our outstanding voting stock and by at least 80% of our outstanding voting stock beneficially owned by stockholders other than any Major Stockholder. We also may not acquire all or substantially all of the assets or business of a Major Stockholder, issue securities to a Major Stockholder, acquire securities of a Major Stockholder, or effect certain types of reclassification of voting stock or recapitalizations which would have the effect of increasing the proportionate amount of our voting stock owned by a Major Stockholder, unless approval of the transaction is obtained in the manner described above. Our Articles of Incorporation provide that the provision may not be amended, changed or repealed unless such amendment, change or repeal is approved by at least 80% of our outstanding voting stock and by at least 80% of the outstanding voting stock beneficially owned by stockholders other than any Major Stockholder.

Statutory Matters

         Business Combination Statute. The South Carolina Business Combinations Statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. This statute only applies to us as long as we continue to have a class of common stock registered under Section 12 of the Securities Exchange Act of 1934.

         Control Share Acquisitions. The South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

         The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Articles of Incorporation or Bylaws to redeem control shares.

         The provisions of the Control Share Acquisitions Act will only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We expect that representatives from Elliott Davis, LLC, Certified Public Accountants, our independent registered public accounting firm, will be present and available to answer appropriate questions at the Special Meeting, and will have the opportunity to make a statement if they desire to do so.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

                           FORWARD-LOOKING STATEMENTS

         Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

         We caution you not to place undue reliance on any forward-looking statements made by us, or on our behalf, in this Proxy Statement or in any of our filings with the Securities and Exchange Commission ("SEC") or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See " Where You Can Find More Information" below.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings that can be obtained through the SEC's Internet Website (http://www.sec.gov).

                      INFORMATION INCORPORATED BY REFERENCE

         In our filings with the SEC, we sometimes incorporate information by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. The following information is incorporated by reference in, and is being delivered to you with, this Proxy Statement:

     o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (without exhibits); and
     o the following portions of our Form 10-K for fiscal year ended December 31, 2007:

          o    Report of Independent Registered Public Accounting Firm
          o    Consolidated Balance Sheets as of December 31, 2007 and 2006
          o Consolidated Statements of Income for the years ended December 31, 2007, 2006 and 2005
          o    Consolidated Statements of Shareholders' Equity and Comprehensive
               Income for the years ended December 31, 2007, 2006 and 2005
          o    Consolidated  Statements  of  Cash  Flows  for  the  years  ended
               December 31, 2007, 2006 and 2005 o Notes to Consolidated Financial Statements
          o Management's Discussion and Analysis of Financial Condition and Results of Operations

         We have supplied you with all information contained in or incorporated by reference in this document relating to Peoples Bancorporation. Although we are sending you the information incorporated by reference into this Proxy Statement, you can also obtain any of this information the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information we have incorporated by reference in this document. You should direct your request to the following address: Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29641, Attention: Corporate Secretary.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals for the consideration of the shareholders at our 2009 Annual Meeting you may do so by sending them in writing to Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641,
Attention: Corporate Secretary. You must send or deliver such written proposals in time for us to receive them prior to December 17, 2008, if you want us to include them, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to March 1, 2009, the persons named as proxy agents in the proxy materials relating to the 2009 Annual Meeting will use their discretion in voting the proxies when such proposal is raised at that meeting.

                                   APPENDIX A

                               DISSENTERS' RIGHTS
                 SOUTH CAROLINA CODE SECTIONS 33-13-101, et seq.

                                   CHAPTER 13

                               DISSENTERS' RIGHTS

                                    ARTICLE 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         SECTION 33-13-101. Definitions.

         In this chapter:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33 13 102 and who exercises that right when and in the manner required by Sections 33 13 200 through 33 13 280.

          (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         SECTION 33-13-102. Right to dissent.

          (A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

               (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or
                    (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

               (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

               (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

               (4)  an  amendment  of  the   articles  of   incorporation   that
                    materially and adversely affects rights in respect of a dissenter's shares because it:

                    (i)  alters or abolishes a preferential right of the shares;

                    (ii) creates,  alters,  or  abolishes  a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                    (iii) alters or abolishes a  preemptive  right of the holder of the shares to acquire shares or other securities;

                    (iv) excludes  or limits  the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                    (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

               (5)  any   corporate   action  to  the  extent  the  articles  of
                    incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

               (6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

               (7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

     (B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     SECTION 33-13-103. Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                   ARTICLE 2.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     SECTION 33-13-200. Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

     SECTION 33-13-210. Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

     SECTION 33-13-220. Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

     (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

          (1)  state   where  the   payment   demand  must  be  sent  and  where
               certificates for certificated shares must be deposited;

          (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

          (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

          (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

          (5)  be accompanied by a copy of this chapter.

     SECTION 33-13-230. Shareholders' payment demand.

     (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

     SECTION 33-13-240. Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     SECTION 33-13-250. Payment.

     (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with
          Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b)  The payment must be accompanied by:

          (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3)  an explanation of how the interest was calculated;

          (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5)  a copy of this chapter.

     SECTION 33-13-260. Failure to take action.

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

     SECTION 33-13-270. After-acquired shares.

     (a)  A  corporation  may elect to  withhold  payment  required  by  section
          33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under
          Section 33-13-280.

     SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

          (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

          (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

          (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   ARTICLE 3.

                          JUDICIAL APPRAISAL OF SHARES

     SECTION 33-13-300. Court action.

     (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within-sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

     SECTION 33-13-310. Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

     (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

          (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     (d)  In a proceeding commenced by dissenters to enforce the liability under
          Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                 [FORM OF PROXY]

         REVOCABLE PROXY
         PLEASE MARK VOTES
         AS IN THIS EXAMPLE
                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR SPECIAL MEETING OF SHAREHOLDERS -DECEMBER __, 2008

         Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at a Special Meeting of Shareholders to be held on________________, 2008, and at any adjournment thereof, as follows:

1. Proposal to amend our Articles of Incorporation to authorize the issuance of 15 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors.

                   FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


                                                   ------------------
Please be sure to sign and date                    Date
this Proxy in the box below.
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Shareholder sign above           Co-holder (if any) sign above